                                  EXHIBIT 99.1

                                             MPW INDUSTRIAL SERVICES GROUP, INC.
                                                        9711 LANCASTER ROAD S.E.
                                                              HEBRON, OHIO 43025
                                                             www.mpwservices.com

AT THE COMPANY:
Richard R. Kahle
Vice President and Chief Financial Officer
(740) 927-8790


FOR IMMEDIATE RELEASE
THURSDAY, MAY 15, 2003


            MPW REPORTS FISCAL THIRD QUARTER AND YEAR-TO-DATE RESULTS

        HEBRON, OHIO, MAY 15, 2003 - MPW INDUSTRIAL SERVICES GROUP, INC. (NASDAQ:MPWG) today announced operating results for its third quarter ended March 31, 2003.


OPERATING RESULTS

The Company reported net income of $0.6 million, or $0.05 per share, for the third fiscal quarter ended March 31, 2003, compared with $1.7 million, or $0.16 per share, for the third fiscal quarter ended March 31, 2002. Total revenue increased 6.7% from $23.0 million in the third quarter of fiscal 2002 to $24.5 million in the third quarter of fiscal 2003. Income from operations was $2.0 million, or 8.3% of revenue, for the third quarter of fiscal 2003 compared to $1.1 million, or 4.8% of revenue, for the year earlier quarter.

Net income for the third quarter of fiscal 2002 included a tax benefit of $1.2 million related to a reduction in the valuation allowance against the Company's deferred tax asset for capital loss carry-forwards associated with the sale of the Filter Group. In addition, net income in the third quarter of this fiscal year was negatively impacted by a $0.3 million loss related to the Company's investment in Pentagon Technologies Group, Inc. The increase in revenues was primarily the result of the start-up of new branches in the Industrial Cleaning Group and the opening of a new Industrial Water Group facility. The increase in operating income as a percentage of revenue was primarily due to improved operating efficiencies, primarily in labor management as well as lower depreciation and amortization expense.

"Despite the difficult operating environment which many of our customers are experiencing, we have maintained a consistent level of revenue in each quarter of this fiscal year, while our focus on efficiency and quality has enabled us to improve our operating margins during that same time." stated Monte Black, Chairman and Chief Executive Officer.

The net loss for the nine months ended March 31, 2003 was ($2.2) million, or ($0.20) per share, compared with net income of $2.7 million, or $0.25 per share, for the nine months ended March 31, 2002. Total revenue for the first nine months of fiscal 2003 was $73.2 million compared with $68.9 million for the first nine months of fiscal 2002. Income from operations was $3.5 million for the nine months ended March 31, 2003 compared to $4.6 million for the year earlier period.

The net loss for the nine months ended March 31, 2003 included a $2.8 million, net of tax of $1.9 million, non-cash goodwill impairment charge as a result of the adoption of Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets". This charge was recorded as a cumulative effect of a change in accounting principle as of July 1, 2002.

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MPW Industrial Services Group, Inc. is a leading provider of integrated, technically based industrial cleaning and related facilities support services in North America. MPW offers three principal service lines that are integral to a wide variety of manufacturing processes. These three service lines are industrial cleaning and facility maintenance, industrial container cleaning and industrial process water purification.

The statements contained in this news release that are forward looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. The uncertainties and risks include, but are not limited to, competitive and other market factors, customer purchasing behavior, general economic conditions and other facets of the Company's business operations. Additional information about these and other risks and uncertainties can be found in "Investment Considerations" in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2002; and in other documents the Company files or has filed with the Securities and Exchange Commission. Further information may also be obtained at the Company's Internet site: www.mpwservices.com.


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              MPW INDUSTRIAL SERVICES GROUP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                          MARCH 31,        JUNE 30,
                                                                                            2003            2002
                                                                                        -------------   -------------
                                                                                         (UNAUDITED)
ASSETS
Cash                                                                                     $       286     $       164
Accounts receivable, net                                                                      17,148          16,390
Inventories                                                                                    2,572           2,290
Deferred income taxes                                                                          1,453           1,912
Prepaid expenses                                                                                 475             776
Other current assets                                                                              27             672
                                                                                        -------------   -------------
        Total current assets                                                                  21,961          22,204
                                                                                        -------------   -------------
Property and equipment, net                                                                   35,883          37,672
Goodwill                                                                                       6,799          11,508
Other intangibles, net                                                                         7,059           7,569
Investment in affiliate                                                                        6,597           6,792
Other assets                                                                                     102             144
                                                                                        -------------   -------------
        Total assets                                                                     $    78,401     $    85,889
                                                                                        =============   =============

LIABILITIES
Accounts payable                                                                         $     4,408     $     4,910
Accrued compensation and related taxes                                                         2,091           2,665
Current maturities of long-term debt                                                           1,324           1,382
Other accrued liabilities                                                                      6,186           5,775
                                                                                        -------------   -------------
        Total current liabilities                                                             14,009          14,732
                                                                                        -------------   -------------
Long-term debt                                                                                23,448          25,972
Deferred income taxes                                                                          3,288           5,424
                                                                                        -------------   -------------
        Total liabilities                                                                     40,745          46,128
                                                                                        -------------   -------------

SHAREHOLDERS' EQUITY
Preferred stock, $0.01 par value; 5,000,000 shares authorized; no shares issued
        and outstanding                                                                            -               -
Common stock, no par value; 30,000,000 shares authorized; 10,939,957 shares issued
        and outstanding at March 31, 2003 and June 30, 2002                                      109             109
Additional paid-in capital                                                                    41,507          41,507
Accumulated deficit                                                                           (3,593)         (1,416)
Accumulated other comprehensive loss                                                            (367)           (439)
                                                                                        -------------   -------------
        Total shareholders' equity                                                            37,656          39,761
                                                                                        -------------   -------------
                 Total liabilities and shareholders' equity                              $    78,401     $    85,889
                                                                                        =============   =============

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              MPW INDUSTRIAL SERVICES GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                      THREE MONTHS ENDED          NINE MONTHS ENDED
                                                                           MARCH 31,                  MARCH 31,
                                                                    --------------------------------------------------
                                                                       2003          2002         2003        2002
                                                                    ----------    ----------   ----------   ----------
                                                                    (UNAUDITED)                (UNAUDITED)
Revenues                                                             $ 24,506      $ 22,957     $ 73,157     $ 68,867
Cost of services (including depreciation)                              18,102        17,513       56,008       50,872
                                                                    ----------    ----------   ----------   ----------
Gross profit                                                            6,404         5,444       17,149       17,995
Selling, general and administrative expenses                            4,369         4,338       13,667       13,401
                                                                    ----------    ----------   ----------   ----------
Income from operations                                                  2,035         1,106        3,482        4,594
Interest expense, net                                                     457           622        1,470        2,012
                                                                    ----------    ----------   ----------   ----------
Income from continuing operations before income taxes
      and equity in earnings (loss) of affiliate                        1,578           484        2,012        2,582
Provision  for income taxes                                               663             8          845          931
                                                                    ----------    ----------   ----------   ----------
Income from continuing operations before equity in
      earnings (loss) of affiliate                                        915           476        1,167        1,651
Equity in earnings (loss) of affiliate                                   (315)           93         (499)        (135)
                                                                    ----------    ----------   ----------   ----------
Income from continuing operations                                         600           569          668        1,516
Income from discontinued operations, net of tax                             -         1,179            -        1,179
                                                                    ----------    ----------   ----------   ----------
Income before cumulative effect of change in accounting
      principle                                                           600         1,748          668        2,695
Cumulative effect of change in accounting principle                         -             -       (2,845)           -
                                                                    ----------    ----------   ----------   ----------
Net income (loss)                                                    $    600      $  1,748     $ (2,177)    $  2,695
                                                                    ==========    ==========   ==========   ==========

Net income (loss) per share:
      Income from continuing operations                              $   0.05      $   0.05     $   0.06     $   0.14
      Income from discontinued operations, net of tax                       -          0.11            -         0.11
                                                                    ----------    ----------   ----------   ----------
      Income before cumulative effect of change in accounting
      principle                                                          0.05          0.16         0.06         0.25
      Cumulative effect of change in accounting principle                   -             -        (0.26)           -
                                                                    ----------    ----------   ----------   ----------
      Net income (loss) per share                                    $   0.05      $   0.16     $  (0.20)    $   0.25
                                                                    ==========    ==========   ==========   ==========

Net income (loss) per share, assuming dilution:
      Income from continuing operations                              $   0.05      $   0.05     $   0.06     $   0.14
      Income from discontinued operations, net of tax                       -          0.11            -         0.11
                                                                    ----------    ----------   ----------   ----------
      Income before cumulative effect of change in accounting
      principle                                                          0.05          0.16         0.06         0.25
      Cumulative effect of change in accounting principle                   -             -        (0.26)           -
                                                                    ----------    ----------   ----------   ----------
      Net income (loss) per share, assuming dilution                 $   0.05      $   0.16     $  (0.20)    $   0.25
                                                                    ==========    ==========   ==========   ==========

Weighted average shares outstanding                                    10,940        10,940       10,940       10,940
Weighted average shares outstanding, assuming dilution                 10,941        11,347       10,965       10,943